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                                                                    Exhibit 21.1


                            TRANSITION SYSTEMS, INC.
                                  SUBSIDIARIES

Name                                               Jurisdiction of Incorporation
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Transition Systems International, Inc.             Massachusetts
TSI Virgin Islands Foreign Sales Corporation       United States Virgin Islands
Vital Software, Inc.                               California
TSI Security Corporation                           Massachusetts
HIOB Acquisition Corp.                             Massachusetts
HealthVISION, Inc.                                 Delaware